Exhibit (c)(7)





                                CREDIT AGREEMENT


                                 US $20,000,000





                              SCOR U.S. CORPORATION

                                    Borrower



                                   SCOR S.A.

                                     Lender



                                January 24, 1995

          This Credit AGREEMENT, dated January 24, 1995, between SCOR U.S. Corporation, a Delaware Corporation, with its principal office at 110 William Street, New York, NY, (the "Borrower"), and SCOR S.A. a company incorporated in France with its head office in PUTEAUX - Hauts de Seine- France, Avenue du President Wilson, (the "Lender"), sets forth the binding Agreement of the parties.

     SECTION 1.     INTERPRETATIONS AND DEFINITIONS
                    -------------------------------

     1.01 Definitions
          -----------

     The following terms, as used herein, shall have the following respective meanings:

     "Commitment" means the obligation of the Lender to lend the amount set forth in Section 2.1 hereof.

     "Convertible Subordinated Debentures" means the 5-1/4% convertible subordinated debentures due April 1, 2000 issued by Borrower.

     "Control" (including, with its correlative meanings, "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of the management or policies of such Person.

     "Debt" means at any date, without duplication, (i) all obligations for borrowed money, including, without limitation, reimbursement obligations related to letters of credit, and (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Business Day" means any day, except a Saturday or Sunday or other day on which commercial banks in New York City are open.

     "Interest Period" means: with respect to each Loan, the period commencing on the date of such Loan and ending 3 months thereafter, with a new Interest Period commencing at the end of each such 3 month period and each succeeding 3 month period thereafter.

     "London Interbank Offered Rate" has the meaning set forth in
Section 2.04 hereof.

     "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.

     "Notice" shall mean notice delivered by a party to this Agreement to the other party hereto in the manner provided in Section 7.06.

     "Repayment Date" shall mean the earlier of the period ending 5 years from the date of each Loan, or the end of the applicable
Interest Period immediately preceding December 31, 2000.

     "Revolving Credit Period" means the period from and including the date of the execution of this Agreement to and including the Termination Date.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Termination Date" means the earlier of December 31, 2000, or termination of the Commitment pursuant to Section 2.06 or 2.07 hereof.

SECTION 2.  THE LOAN
            --------

2.01 Agreement to Lend
     -----------------

     During the Revolving Credit Period the Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not exceeding in the aggregate at any one time outstanding $20,000,000 (the "Commitment"). The initial Loan under this Section 2.01 shall be in the minimum principal amount of $5,000,000 and each Loan thereafter shall be in the minimum principal amount of $2,000,000 or any $1,000,000 multiple in excess thereof (except that any such Loan may be in the amount of the unused Commitment). During such Period and within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.05 hereof, prepay Loans and reborrow under this
Section 2.01.

2.02 Method of Borrowing
     -------------------

     (a) With respect to each Loan made pursuant to Section 2.01 hereof, the borrower shall give the Lender written notice not later than 10:00 a.m. (New York City time) five (5) Business Days before each Loan, specifying: (i) the date of such Loan, which shall be a Business Day; and (ii) the principal amount of such Loan.














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







     (b) On the date of each Loan the Lender will make the proceeds thereof available to the Borrower by depositing the proceeds of such Loan in the account of the Borrower, at the Bank designated by the Borrower from time to time, by the time requested by the Borrower; provided, however, that such time is not earlier than 9:00 a.m. (New
--------
York City time).

2.03 The Note
     --------

     The Loans shall be evidenced by a single Note in the form of Exhibit A hereto, payable to the order of the Lender. Such Note shall be dated on or before the date of the first Loan and shall set forth the Commitment as the maximum principal amount thereof.

2.04 Interest
     --------

     Each Loan shall bear interest on the principal amount thereof, for each day from the date such Loan is made to the date on which it becomes due. Interest for each Loan during the applicable Interest Period shall be at a rate equal to the sum of the Margin plus the applicable three (3) month London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof; provided, however, if not less than two (2) days prior to the
         --------  -------
end of such Interest Period, Borrower has given Lender notice of its intent to include such interest in the outstanding principal balance of the applicable Loan, then any interest on any Loan shall be added to the outstanding principal balance and shall bear interest at the rate of interest applicable to such Loan.

     The "Margin" means 1/2 of 1%.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate at which 3 month deposits in Dollars are offered in the London Interbank market based on quotations at five major banks at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

2.05 Optional Prepayments
     --------------------

     The Borrower may, at the end of an Interest Period and upon at least two (2) Business Day's notice to the Lender, prepay any Loan without premium or penalty in whole or in part in amounts aggregating $1,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

2.06 Mandatory Termination
     ---------------------

     The Commitment shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
















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






2.07 Optional Termination or Reduction of Commitment
     -----------------------------------------------

     During the Revolving Credit Period the Borrower may, upon at least three Business Days' notice to the Lender terminate the Commitment at any time, if no Loans are outstanding at such time; or may reduce the Commitment to an amount not less than the aggregate amount of Loans outstanding.

2.08 General Provisions as to Payments
     ---------------------------------

     Except as permitted by Section 2.05 hereof payment of principal of, and interest on, the Loans shall be due on the Repayment Date.

     The Borrower shall make each payment of principal of, and interest on, the Loans hereunder not later than 11:00 a.m. (New York City time) on the date when due by depositing the funds in the account of Lender at the New York City branch of a bank designated by Lender. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

SECTION 3. CONDITIONS
           ----------

3.01 Initial Loan
     ------------

     The obligation of the Lender to make the initial Loan hereunder shall be subject to the satisfaction by the Borrower of the following conditions:

     (a) receipt by the Lender of counterparts hereof signed by the Borrower;

     (b) receipt by the Lender of a duly executed Note dated on or before the date of the initial Loan complying with the provisions of
Section 2.03 hereof.

3.02 All Loans
     ---------

     The obligation of the Lender to make a Loan on the occasion of any borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Lender of the notice from the Borrower required by Section 2.02 hereof; and
















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






     (b) the fact that, immediately after such Loan, no Default shall have occurred and be continuing.

SECTION 4. PURPOSES OF LOANS
           -----------------

4.01 Use of Proceeds
     ---------------

     The Borrower will not use the proceeds of any Loans for any purposes other than:

     (a) the redemption of Convertible Subordinated Debentures issued by the Borrower; or

     (b) to refund any Debt incurred by Borrower, including but not limited to a Loan, for such redemption.

SECTION 5. EVENTS OF DEFAULT
           -----------------

5.01 Events of Default
     -----------------

     Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

     (a)  Payment Default.  The Borrower fails for any reason
          ---------------
whatsoever to make payment of any amount under this Agreement on the date on which such amount is due and payable whether by the terms hereof or by acceleration and continuance of such failure for five business days. Acceptance of partial payment shall not constitute a waiver of the failure to make payment in full.

     (b)  Representation Default.  If any one or more of the following
          ----------------------
events ("Events of Default") shall have occurred and be continuing:

          (i) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement other than that covered by Section 5.01(a) for 30 days after written notice thereof has been given to the Borrower by the Lender; or

            (ii) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make case or other proceeding commenced against it, or

















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






shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

           (iii) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect.


5.02 Consequences of Default
     -----------------------

     If an Event of Default shall occur and be continuing beyond any grace period permitted therefor, the Lender may, by Notice to the Borrower, declare the outstanding amount of the Commitment together with accrued interest and other sums payable hereunder to be immediately due and payable without presentment, demand or notice of any kind other than the Notice specifically required by this Section, all other notice being expressly waived by the Borrower. If an Event of Default shall occur, such default may be waived by Notice from the Lender.

SECTION 6. LOAN ADMINISTRATION
           -------------------

6.01 Term
     ----

     The term of this Agreement shall commence on January 24, 1995 and shall end upon payment in full of all principal, interest and other sums payable by the Borrower in respect of this Agreement which payment in full shall occur at the latest on December 31, 2000.

SECTION 7. MISCELLANEOUS
           -------------

7.01 Legal Action and Governmental and Corporate Approvals
     -----------------------------------------------------

     Borrower and Lender each represent and warrant that they have taken all necessary legal and corporate action to authorize the execution and delivery of this Agreement, and there are no governmental approvals required on the part of either in connection therewith or for the performance by the Borrower or Lender of its obligations under this Agreement. This Agreement constitutes a valid and binding agreement of the parties.

















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






7.02 Entire Agreement and Amendment
     ------------------------------

     This Agreement, together with the Note of even date constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior expressions of intent or understanding with respect to this transaction. This Agreement may be amended, or the benefit of any provisions hereof may be waived, only by an instrument in writing executed by both parties hereto.

7.03 Cumulative Rights and Waiver
     ----------------------------

     The failure or delay of the Lender to require performance by the Borrower or to enforce its rights under any provision of this Agreement shall not affect its right to require performance and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by the Lender. Any waiver of an Event of Default shall be effective only in accordance with its terms and may be restricted or conditioned in any way. No waiver of any event of Default shall constitute a waiver of continuance or reoccurrence of such Event of Default or of any other Event of Default except as provided in such waiver. The rights granted to the Lender hereunder or under any other document or instrument delivered hereunder and any rights available to it at law or in equity shall be cumulative and may be exercised in part or in whole from time to time.

7.04 Assignment
     ----------

     This Agreement and the Note shall be binding upon and shall be enforceable by the Borrower and the Lender and their respective successors, except that neither party has any right to assign or transfer its rights or obligations hereunder.

7.05 Governing Law
     -------------

     This Agreement shall be governed by and interpreted in accordance with the Laws of the Republic of France.

     The Borrower irrevocably submits to the non-exclusive jurisdiction of the Tribunal de Commerce of Nanterre (Hauts de Seine) over any suit, action or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and waives, to the fullest extent it may effectively do so under applicable law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action, proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such suit, action or proceeding may be enforced in the above courts and any other court of the jurisdiction of which the Borrower is or may be subject by a suit upon such judgment, provided that service of process is effected on the Borrower in the manner specified below or as otherwise permitted by law.

     The Borrower consents to process being served in any suit, action or proceeding of the nature referred to above by the mailing of a copy thereof by registered or certified airmail postage prepaid, return receipt requested, to its address, set forth in Section 7.06, or to any other address of which the Borrower shall have given written notice to the Lender. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law, or limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.

7.06 Notices
     -------

     (a) Any Notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid mail (airmail if international), or
(iii) transmitted by telex or telefax to the parties as follows, as elected by the party giving such Notice:

     To the Borrower:

          SCOR U.S. Corporation
          110 William Street
          New York, New York 10038
          Attn: Treasurer

     To the Lender:

          SCOR S.A. - Immeuble SCOR
          One Avenue du President Wilson
          Cedex 39
          92074 Paris La Defense 8, France
          Attn: Francois Reach

     (b)  All Notices and other communications shall be effective on
(i) the date of receipt if delivered personally, (ii) the date of receipt if transmitted by telex or telefax, whichever shall first occur. Any party may change its address for purposes hereof by Notice to the other party.













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






7.07 Headings
     --------

     The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories in New York on the date first written above.


BORROWER:                                SCOR U.S. CORPORATION


                                     By:
                                         -------------------------------
                                         Name: Jeffrey D. Cropsey
                                         Title: Senior VP & Chief
                                                Financial Officer


LENDER:                                  SCOR S.A.



                                     By:
                                         -------------------------------
                                         Name: Francois Reach
                                         Title: Deputy General Manager

                                                             Exhibit A

                                 NOTE



U.S. $20,000,000                                    January 24, 1995
                                                    New York, New York

     FOR VALUE RECEIVED, SCOR U.S. CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of SCOR S.A. (the "Lender"), the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Repayment Date relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.

     All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at One Avenue du President Wilson, Cedex 39, 92074 Paris La Defense 8, France or such other place as may be designated in writing from time to time by Lender.

     All Loans made by the Lender, the respective maturities thereof and all of the principal thereof shall be recorded by the Lender and, with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation
--------
or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is the Note referred to in the Credit Agreement dated as of January 24, 1995, between the Borrower and the Lender (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        SCOR U.S, CORPORATION



                                        By:
                                            -------------------------------
                                            Title: Senior V.P. and Chief
                                                    Financial Officer























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

                                   LOANS AND PAYMENTS OF PRINCIPAL

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                               Amount                    Amount of
                                 of                      Principal               Maturity         Notation
   Date                         Loan                       Repaid                  Date           Made by
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
























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